Exhibit 10.11
THE WILLIS GROUP HOLDINGS
2001 BONUS AND SHARE PLAN
AS AMENDED AND RESTATED ON DECEMBER 30, 2009 BY WILLIS GROUP HOLDINGS LIMITED AND AS AMENDED AND RESTATED AND ASSUMED BY WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY ON DECEMBER 31, 2009
A SUB-PLAN TO THE WILLIS GROUP HOLDINGS LIMITED 2001 SHARE PURCHASE AND OPTION PLAN, AS AMENDED AND RESTATED ON DECEMBER 30, 2009 BY WILLIS GROUP HOLDINGS LIMITED AND AS AMENDED AND RESTATED AND ASSUMED BY WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY ON DECEMBER 31, 2009
1. DEFINITIONS AND INTERPRETATION
1.1 In this Plan, unless the context otherwise requires:-
“ACT” means the Companies Act 1963 of Ireland.
“ALLOCATION” means a conditional promise to deliver Shares upon the terms set out in the Plan;
“AWARD DATE” in relation to an Allocation means the date on which the Board awards the Allocation and in relation to an Option the date on which the Board grants the Option;
“BOARD” means the board of directors of the Company or a committee appointed by them;
“BONUS” means a cash bonus or other cash incentive for which an Employee may be eligible in respect of a financial year of the Company;
“CHANGE IN CONTROL” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the U.S. Securities and Exchange Commission there under as in effect on the date hereof) of the ordinary shares of the Company representing more than 50% of the aggregate voting power represented by the issued and outstanding ordinary shares of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the Board by Persons who were neither (i) nominated by the Company’s Board nor (ii) appointed by directors so nominated.” For the avoidance of doubt, a transaction shall not constitute a Change in Control or other Event described in Section 8 below (i) if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity of the Willis Group (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) and (ii) where all or substantially all of the Person(s) who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, all or substantially all of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the ultimate parent entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of such outstanding securities of the Company. The Board, in its sole discretion, may make an appropriate and equitable adjustment to the Shares underlying a RSU to take into account such transaction, including to substitute or provide for the issuance of shares of the resulting ultimate parent entity in lieu of Shares of the Company.
“CODE” means the United States Internal Revenue Code of 1986, as amended;
“COMPANY” means Willis Group Holdings Public Limited Company (a company incorporated in Ireland under registered number 475616);
“EMPLOYEE” means an employee or director of a Participating Company;
“EXCHANGE ACT” means the Securities Exchange Act of 1934 of the United States, as amended;
“GROUP” means a “group” as such term is used in Sections 13(d) and 14(d) of the Exchange Act;
“OPTION” means a right to acquire Shares upon payment of (pound) 1 consideration upon the terms set out in the Plan;
“PARTICIPANT” means a person who is awarded an RSU or acquires Bonus Investment Shares pursuant to clause 5 of this Plan;
“PARTICIPATING COMPANY” means the Company or any Subsidiary;
“PERMANENT DISABILITY” means the Participant shall be deemed to have a “Permanent Disability” if the Participant meets the requirements of the definition of such term as defined in the Company’s or Subsidiary’s long-term disability plan applicable to the Participant or, if no such plan is applicable, in the event the Participant is unable by reason of physical or mental illness or other similar disability, to perform the material duties and responsibilities of his job for a period of 180 consecutive business days out of 270 business days or as the Board may in its discretion determine;
“PERSON” means “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act;
“PLAN” means the Willis Group Holdings 2001 Bonus and Share Plan as amended and restated on December 30, 2009 by Willis Group Holdings Limited and as amended and restated and assumed by Willis Group Holdings Public Limited Company on December 31, 2009, a sub-plan to the 2001 Plan;
“2001 PLAN” means the Willis Group Holdings 2001 Share Purchase and Option Plan, as amended and restated on December 30, 2009 by Willis Group Holdings Limited and as amended and restated and assumed by Willis Group Holdings Public Limited Company on December 31, 2009.
“RSU” means the Allocation or an Option determined by the Board pursuant to Rule 3.2 below and subject to the terms of the Plan;

“RSU SHARES” means any Shares which are subject to an RSU awarded under this Plan and which have not been transferred or allotted or forfeited in accordance with the Rules of the Plan;
“SHARES” means the ordinary shares of the Company, nominal value US$0.000115;
“SUBSIDIARY” shall mean with respect to the Company, any subsidiary of the Company within the meaning of Section 155 of the Act. For purposes of granting Options or any other “stock rights,” within the meaning of Section 409A of the Code, an entity may not be considered a Subsidiary if granting any such stock right would result in the stock right becoming subject to Section 409A of the Code;
“VESTING DATE” means the third anniversary of the Award Date or such other date as the Board may determine at the time of the award;
“WILLIS GROUP” means the Company and each of its subsidiaries.
1.2 Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.
2. PURPOSE OF THE PLAN
2.1 The Plan is designed to provide the Company with the ability to award RSUs to Employees in lieu of Bonuses and to allow Employees to acquire Shares using Bonuses in order to:-
2.1.1 promote the long term financial interests and growth of the Willis Group by attracting and retaining personnel with the training, experience and ability to enable them to make a substantial contribution to the success of Willis Group’s business;
2.1.2 motivate management personnel by means of growth-related incentives to achieve long range goals; and
2.1.3 further the identity of interests of Participants with those of the shareholders of the Company through opportunities for increased share, or share-based, ownership in the Company.
3. AWARDS UNDER THE PLAN
3.1 The Board may award RSUs to Employees or invite Employees to invest Bonuses in Shares in accordance with the terms of this Plan within the period during which awards may be granted under the 2001 Plan, which expires on 3 May 2011.
3.2 When the Board awards an RSU, it shall decide whether the RSU shall take the form of an Allocation or an Option, and all RSUs awarded to Employees who are UK tax resident shall take the form of Options.
3.4 The price at which all the RSU Shares may be acquired by the Participant on the Vesting Date granted under the Plan shall be a total of (pound) 1 except that where the aggregate nominal value of such RSU Shares exceeds (pound) 1, the Board may require the Participant to pay such aggregate nominal value on the basis that such RSU Shares shall then be allotted as fully paid to the Participant.

3.5 The Board may make such other type of award under this Plan as the Board may determine is appropriate for the purpose of taking account of a change in legislation, exchange control or regulatory treatment or to obtain or maintain tax or social security benefits for Participants or the Willis Group and the terms of any award granted under this Rule 3.5 shall be set out in a schedule to the Plan.
4. BONUS RSU AWARD
4.1 The Board may, in its absolute discretion, determine that a percentage of part of an Employee’s Bonus, being such part and percentage as the Board may determine, shall be awarded as an RSU (“Bonus RSU”) upon the terms set out in this Plan and upon such other terms as the Board may specify at the time of award.
4.2 Unless otherwise determined by the Board at the time of award, the number of Shares subject to a Bonus RSU shall equal the number of Shares which could have been acquired with the amount of the Bonus (before tax and other required witholdings which may be applicable) in respect of which the Bonus RSU is awarded at the price per Share equal to the average of the closing price of the Shares on each of the five trading days immediately preceding the Award Date on the New York Stock Exchange.
5. BONUS INVESTMENT SHARES
5.1 The Board may in its absolute discretion invite an Employee who receives a Bonus to acquire Shares (“Bonus Investment Shares”) in the Company with a percentage or a part of the proceeds of his or her Bonus(after tax and other required withholdings have been deducted) being such part and percentage as the Board may determine, on the terms set out in this Plan and such other terms as the Board may specify prior to the time of acquisition.
5.2 Unless otherwise determined by the Board, the price of the Bonus Investment Shares which the Employee may acquire under Rule 5.1 above shall be the closing price of a Share on the New York Stock Exchange on the last trading day immediately preceding to the payment of the Bonus, except that where the nominal value of such Share exceeds the closing price, the Board may require that the Employee pay such nominal value.
5.3 A Participant who acquires Bonus Investment Shares in accordance with Rule 5.1 will be the legal and beneficial owner of those Shares and will not forfeit those Shares in any circumstances.
5.4 A Participant will not be permitted to sell his or her Bonus Investment Shares until the third anniversary of the date of their acquisition or such other date as the Board may determine prior to their acquisition(the “Acquisition Date”) except for:
5.4.1 transfers to the Participant’s estate upon his death;
5.4.2 transfers to the Participant’s immediate family members, a trust or other entity the primary beneficiary or holder of which is for or by Participant’s immediate family members; and

5.4.3 other transfers permitted by the Company (e.g. financial hardship)
5.5 The transfer restrictions in Rule 5.4 above expire upon the Participant’s termination of employment with the Willis Group for any reason.
6. MATCHING RSU AWARD
6.1 The Board shall award an RSU (“Matching RSU”) to each Participant in respect of a Bonus RSU awarded under Rule 4.1 above and an acquisition of Bonus Investment Shares under Rule 5.1 above, on the terms set out in the Plan and such other terms as the Board may specify at the time of the award.
6.2 The number of Shares subject to a Matching RSU shall be equal to 25% of the number of Shares subject to the Bonus RSU granted or the number of Bonus Investment Shares acquired and in respect of which the Matching RSU is awarded, or such other percentage as the Board may in its absolute discretion determine prior to the Award Date of the Matching RSUs.
7. DELIVERY OF SHARES AND EXERCISE OF OPTION
7.1 The delivery of RSU Shares subject to an Allocation and the exercise of an Option shall be effected in such form and manner as the Board from time to time prescribe and may be subject to such conditions as the Board may in its absolute discretion determine at the time of award.
7.2 Subject to Rules 7.3, 7.4, 7.5, 7.7 and Rule 8, an Option granted under the Plan may not be exercised nor any RSU Shares subject to an Allocation be delivered prior to the Vesting Date.
7.3 If any Participant dies before the Vesting Date and at a time when he is an Employee (or entitled to exercise Options or receive RSU Shares subject to Allocations by virtue of Rule 7.4 below) the following provisions shall apply:
7.3.1 in the case of any Bonus RSUs, an Option may (and must if at all) be exercised by his personal representatives within the period of 12 months following his death and RSU Shares subject to any Allocation shall be delivered to his personal representatives as soon as practicable following his death;
7.3.2 in the case of any Matching RSUs, an Option may not be exercisable at all and no RSU Shares subject to any Allocation shall be delivered, unless the Board shall so permit in which event the Board may in its absolute discretion determine the number of RSU Shares which may be so acquired or delivered and such period (not exceeding 12 months) within which the Option may be exercised.
7.4 If any Participant ceases to be an Employee by reason of Permanent Disability before the Vesting Date the following provisions shall apply:-

7.4.1 in the case of any Bonus RSUs, an Option may (and must if all) be exercised within the period of 6 months following such cessation and RSU Shares subject to any Allocation shall be delivered to him as soon as is practicable following such cessation;
7.4.2 in the case of any Matching RSUs, an Option may not be exercisable at all and no RSU Shares subject to any Allocation shall be delivered, unless the Board shall so permit in which event the Board may in its absolute discretion determine the number of RSU Shares which may be so acquired or delivered and such period (not exceeding 6 months) within which the Option may be exercised.
7.5 If a Participant ceases to be an Employee otherwise than as mentioned in Rules 7.3 and 7.4 above, the Option may not be exercised at all and no RSU Shares shall be delivered to him or her, unless the Board shall so permit in which event the Board may in its absolute discretion determine the number of RSU Shares which may be so acquired or delivered and such period (not exceeding 6 months) within which the Option may be exercised.
7.6 A Participant shall not be treated for the purposes of Rules 7.4 and 7.5 as ceasing to be an Employee until such time as he or she is no longer a director or employee of any of the Participating Companies.
7.7 Subject to Rule 7.3, but notwithstanding any other provision of the Plan, an Option granted under the Plan may not be exercised after the expiration of 6 months beginning with the Vesting Date (or such other period, not to exceed 10 years from the Award Date, as the Board may have determined before its grant thereof).
7.8 The Company shall allot or procure the transfer to a Participant(or a nominee for him or her) of the RSU Shares to which he is entitled, provided that:-
7.8.1 the Board considers that the allotment or transfer thereof would be lawful in all relevant jurisdictions; or
7.8.2 in any case where a Participating Company is obliged (or would suffer disadvantage if it were not to) to account for any tax in any jurisdiction) for which the person in question is liable by virtue of the receipt of shares and/or for any social security contributions recoverable from the person in question (together, the “Tax Liability”), that person has either:
(a) made a payment to the Participating Company of an amount of equal to the Tax Liability; or
(b) entered into arrangements acceptable to that or another Participating Company to secure that such a payment is made (whether by authorising the sale of some or all of the Shares on his behalf and the payment to the Participating Company of the relevant amount out of the proceeds of sale or otherwise).

8. MERGER, CONSOLIDATION, EXCHANGE, ACQUISITION, LIQUIDATION OR DISSOLUTION
8.1 In its absolute discretion, and on such terms and conditions as it deems appropriate, the Board may provide that any RSU (including a Matching RSU and a Bonus RSU) shall lapse on a Change in Control, a merger, amalgamation pursuant to Irish law, or other consolidation of the Company or the Willis Group with or into another company, the exchange or all or substantially all of the assets of the Company or the Willis Group for the securities of another company, the acquisition by another Person or Group of 80% or more of the Company or the Willis Group then outstanding voting shares or the recapitalisation, reclassification, liquidation or dissolution of the Company or the Willis Group (“Event”), and if the Board so provides, it shall on such terms and conditions as it deems appropriate in its absolute discretion, determine that the Vesting Date for all RSUs awarded under the Plan shall be such date prior to the occurrence of such Event as it may decide and that upon the occurrence of such Event such RSU shall terminate and be of no further force or effect; provided, however, that the Board may also provide, in its absolute discretion, that even if the RSUs shall continue in existence following the occurrence of such Event, any such RSUs shall constitute an Allocation or Option over the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such Event by the holder of a number of Shares in the Company which was subject to the RSUs prior to the occurrence of such Event.
9. VARIATION OF CAPITAL
9.1 In the event of any variation of the share capital of the Company, the Board may adjust the number of RSU Shares subject to Options or Allocations as it considers appropriate.
9.2 As soon as reasonably practicable after making any adjustment under Rule 9.1, the Company shall give notice in writing thereof to any Participant affected thereby.
10. ALTERATIONS
10.1 Subject to Rule 10.2 below, the Board may at any time alter any of the provisions of this Plan, or the terms of any RSU (including a Matching RSU and Bonus RSU) awarded under it, in any respect, provided that no alteration shall be made which conflicts with the terms of the 2001 Plan, of which this Plan forms a sub-plan.
10.2 No alteration to the disadvantage of any Participant shall be made under Rule 10.1 unless:
10.2.1 the Company shall have invited every such Participant to give an indication as to whether or not he approves the alteration; and
10.2.2 the alteration is approved by a majority of those Participants who have given such an indication.
10.3 As soon as reasonably practicable after making any alteration under Rule 10.1, the Company shall give notice in writing thereof to any Participant affected thereby.
10.4 The Board may amend, suspend or terminate the Plan at any time.

11. MISCELLANEOUS
11.1 The rights and obligations of any individual under the terms of his or her office or employment with any Participating Company shall not be affected by his or her participation in this Plan or any right which he or she may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his or her office or employment for any reason whatsoever insofar as those rights arise or may arise from his or her ceasing to have rights under any RSUs under this Plan as a result of such termination.
11.2 In the event of any dispute or disagreement as to the interpretation of this Plan, or as to any question or right arising from or related to this Plan, the decision of the Board shall be final and binding upon all persons.
11.3 Any notice or other communication under or in connection with this Plan may be given either:
11.3.1 by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he or she is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he or she performs the whole or substantially the whole of the duties of his or her office or employment; or
11.3.2 in an electronic communication to an address for the time being notified for that purpose to the person giving the notice.
12. GOVERNING LAW
This Plan shall be governed by the laws of Ireland, without regard to conflicts of laws.